UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2011

Alliance HealthCare Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16609	33-0239910
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Bayview Circle, Suite 400, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-242-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16 2011, we held our Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1. Election of directors, each to serve until the 2014 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Neil F. Dimick	44,430,564	1,508,790	0
Paul S. Viviano	44,582,343	1,357,011	0
Cutis S. Lane	44,509,553	1,429,801	0

Proposal 2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

47,182,343	39,497	1,249,938	N/A

Proposal 3. Resolution to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

37,929,091	7,073,598	936,665	2,532,424

Proposal 4. Recommendation, on a non-binding, advisory basis, of the frequency of holding future advisory votes on the compensation of our named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes

11,565,681	14,350	34,355,427	3,896	2,532,424

Consistent with the stockholder voting results, in which “Three Years” received the majority of votes cast, and the Board of Directors’ recommendation regarding this matter, which was also for a “Three Year” frequency, we will next include a shareholder advisory vote on the compensation of our named executive officers in our annual meeting proxy materials for the 2014 Annual Meeting of Stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance HealthCare Services, Inc.

May 19, 2011	By:	Eli H. Glovinsky

Name: Eli H. Glovinsky
Title: Executive Vice President, General Counsel and Secretary